Exhibit 99.1

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imb IndymacBank(SM)



                             2005 Annual Statement as to Compliance
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      The following hereby certify that to the best of my knowledge, that (i) a review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under the agreements attached hereto in Exhibit A have been made under the supervision of an officer of IndyMac Bank, F.S.B., and (ii) to the best of my knowledge, based on the review, IndyMac Bank, F.S.B., acting as Servicer, has fulfilled all its obligations under these agreements throughout the year.



                                           By: /s/ Robert M. Abramian
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                                           Robert M. Abramian
                                           First Vice President
                                           Home Loan Servicing
                                           Investor Reporting
                                           Indymac Bank






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                                    EXHIBIT A

GSAA Home Equity Trust 2005-4
Greenwich Capital Harbor View 2005-5